UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2013

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Item 8.01 Other Events

During the period between March 16, 2013 and April 30, 2013 approximately 14 investors of Star Gold Corp. (the “Company”) exercised warrants to purchase approximately 4,152,640 shares of common stock of the Company (the “Shares”).  The warrants were originally issued pursuant to a private placement conducted by the Company in February 2012.  The Shares were issued at the price of $.15 per share resulting in the Company receiving approximately six hundred twenty two thousand eight hundred ninety six and no/100 dollars ($622,896.00) pursuant to the exercises.  Following the exercise of warrants and issuance of the Shares, and as of May 23, 2013, the Company has 30,612,501 shares of common stock outstanding.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

May 23, 2013